Exhibit 10.3

Execution Version

AMENDMENT NUMBER 1 TO

FORWARD PURCHASE AGREEMENT

AMONG

LONGVIEW ACQUISITION CORP. II,

GLENVIEW CAPITAL MANAGEMENT, LLC

AND

THE PURCHASERS

This Amendment Number 1 to the Forward Purchase Agreement, dated as of July 15, 2021 (the “Amendment”), amends the Forward Purchase Agreement among Longview Acquisition Corp. II, a Delaware corporation (the “Company”), Glenview Capital Management, LLC (the “Adviser”) and each of the purchasers listed on the signature page thereto (each, a “Purchaser” and, collectively, the “Purchasers”), dated as of March 18, 2021 (as amended from time to time, the “Agreement”). Capitalized terms used herein but not defined herein are used with the meanings given them in the Agreement.

WHEREAS, the Company and certain other parties have agreed to enter into a Business Combination Agreement, effective as of the date hereof (the “Business Combination Agreement”); and

WHEREAS, the Company and the Purchasers have agreed to enter into this Amendment pursuant to Section 8(l) of the Agreement, effective as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Agreement is hereby amended pursuant to Section 8(l) of the Agreement as follows:

1.       The fourth “WHEREAS” clause in the Recitals shall be deleted in its entirety.

2.       Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

1. Sale and Purchase.

(a) Forward Purchase Shares.

(i) The Company shall issue and sell to the Purchasers, severally and not jointly, and the Purchasers shall purchase from the Company, at a price of $10.00 per Forward Purchase Share (the “Per Share Consideration”), an amount of Forward Purchase Shares equal to the Forward Purchase Share Amount (as defined below), which Forward Purchase Share Amount shall be allocated among the Purchasers as set forth in the Purchase Notice (as defined below). For purposes of this Agreement, the “Forward Purchase Share Amount” means an amount of Forward Purchase Shares equal to the quotient obtained when the amount set forth in (1) is divided by the amount in (2), where (1) is the sum of (A) an amount equal to the aggregate redemption proceeds paid out of the Trust Account (as defined below) to holders of the Class A Shares exercising their redemption rights in connection with the redemption offer made to such holders prior to the Business Combination Closing (which amount set forth in (1)(A) shall not be greater than $25,000,000), and  (B) an amount equal to twenty-five percent (25%) of such aggregate redemption proceeds in excess of the first $200,000,000 paid out of the Trust Account to holders of the Class A Shares exercising their redemption rights in connection with the redemption offer made to such holders prior to the Business Combination Closing (which amount set forth in (1)(B) shall not be greater than $25,000,000); and where (2) is the Per Share Consideration; provided, that, at the option of the Purchasers, the amount set forth in (1) above may be a greater amount, which amount may be determined by the Purchasers at such time, up to the aggregate redemption proceeds paid out of the Trust Account to holders of the Class A Shares exercising their redemption rights in connection with the redemption offer made to such holders prior to the Business Combination Closing.

(ii) The Purchasers will purchase the Forward Purchase Shares, if any, pursuant to Section 1(a)(i) hereof after delivery by the Purchasers to the Company of notice specifying the number of Forward Purchase Shares to be purchased by each Purchaser with the aggregate number of Forward Purchase Shares to be purchased by all of the Purchasers totaling at least the Forward Purchase Share Amount (the “Purchase Notice”), at least five (5) Business Days before the funding of the aggregate purchase price for the Forward Purchase Shares (the “FPS Purchase Price”).  At least two (2) Business Days before the anticipated date of the Business Combination Closing, each Purchaser shall deliver its portion of the FPS Purchase Price with respect to the Forward Purchase Shares it agrees to purchase in cash via wire transfer to an escrow account specified by the Company, to be held in escrow pending the FPS Closing (as defined below).  If the FPS Closing does not occur within thirty (30) days after the Purchasers deliver the FPS Purchase Price to such escrow account, the Company shall, upon request of the Adviser, return to the Purchasers the FPS Purchase Price, provided that the return of the FPS Purchase Price placed in escrow shall not terminate this Agreement or otherwise relieve either party of any of its obligations hereunder.  For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York; provided, that banks shall be deemed to be generally open for the general transaction of business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

(iii) The closing of the sale of the Forward Purchase Shares (the “FPS Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Closing Date”).  At the FPS Closing, the Company shall provide instructions to the escrow agent holding the FPS Purchase Price to release the funds in the escrow account to the Company and will issue to each Purchaser the number of Forward Purchase Shares as set forth in the Purchase Notice against receipt of the FPS Purchase Price, each registered in the name of the respective Purchaser. Notwithstanding any of the foregoing, the Reverse Stock Split (as defined in the Business Combination Agreement) shall have no effect on the calculation of the Forward Purchase Share Amount or the Per Share Consideration.

(b) Delivery of Forward Purchase Shares.

(i) The Company shall register each Purchaser as the owner of the number of Forward Purchase Shares as set forth in the Purchase Notice with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the FPS Closing Date.

(ii) Each book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. If the Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or there is an effective registration statement covering the resale of the Forward Purchase Shares (and any Purchaser provides the Company with a written undertaking to sell its Forward Purchase Shares only in accordance with the plan of distribution contained in such registration statement and only if such Purchaser has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at such Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii).  In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Forward Purchase Shares without any such legend; provided that, notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Forward Purchase Shares in violation of applicable law.

(d) Registration Rights. The Purchasers shall have the registration and other rights and obligations as set forth in the Form of Investors’ Rights Agreement attached as Exhibit C to the Business Combination Agreement (the “Registration Rights”).

2.        Sections 8 of the Agreement shall be amended to add the following new Sections 8(r) and 8(s):

(r) Third Party Beneficiary. Each party acknowledges and agrees that HeartFlow Holdings, Inc. is a third-party beneficiary of the representations, warranties and covenants of this Agreement, and that HeartFlow Holdings, Inc. is otherwise an express third party beneficiary of this Agreement, entitled to enforce the terms hereof as if it were an original party hereto.

(s) Remedies. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from breach of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

3.       Exhibit A to the Agreement shall be deleted in its entirety.

4.       The Agreement shall be amended to add Glenview Healthcare Master Fund, L.P. (“Glenview Healthcare”) as a “Purchaser”, and by execution of this Amendment, Glenview Healthcare hereby agrees to join and become a party to the Agreement for all purposes therein as a “Purchaser” and to be bound by all covenants, restrictions, obligations, agreements, representations, warranties, acknowledgements, terms and conditions as may be applicable to a “Purchaser ”as set forth in the Agreement. The Company acknowledges and agrees that this Amendment shall constitute a written consent from the Adviser in accordance with Section 8(f) of the Agreement.

5.       By execution of this Amendment, the Company and the Purchasers hereby approve of, authorize and ratify this Amendment for purposes of Section 8(l) of the Agreement.

6.       Other than as provided for herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment to Forward Purchase Agreement among the Company, the Adviser and the Purchasers as of the date first above written.

COMPANY:

LONGVIEW ACQUISITION CORP. II
a Delaware corporation

By:	/s/ John Rodin
Name: John Rodin
Title: Chief Executive Officer

[Signature Page to Amendment to Forward Purchase Agreement]

PURCHASERS:

GLENVIEW CAPITAL PARTNERS, L.P.

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Co-President of Glenview Capital Management, LLC as Investment Advisor

GLENVIEW INSTITUTIONAL PARTNERS, L.P.

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Co-President of Glenview Capital Management, LLC as Investment Advisor

GLENVIEW CAPITAL MASTER FUND, LTD.

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Co-President of Glenview Capital Management, LLC as Investment Advisor

GLENVIEW CAPITAL OPPORTUNITY FUND, L.P.

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Co-President of Glenview Capital Management, LLC as Investment Advisor

GLENVIEW OFFSHORE OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Co-President of Glenview Capital Management, LLC as Investment Advisor

GLENVIEW HEALTHCARE MASTER FUND, L.P.

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Co-President of Glenview Capital Management, LLC as Investment Advisor

[Signature Page to Amendment to Forward Purchase Agreement]

ADVISER:

GLENVIEW CAPITAL MANAGEMENT, LLC

By:	/s/ Mark Horowitz
Name: Mark Horowitz
Title: Co-President

[Signature Page to Amendment to Forward Purchase Agreement]